Exhibit 99.1

WAIVER NO. 1

WAIVER NO. 1 (this “Waiver”), dated as of March 13, 2007, under that certain Credit Agreement, dated as of March 4, 2005, as amended prior to the date hereof (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”); the Lenders; CITIBANK, N.A., as LC Facility issuing bank (in such capacity, the “LC Facility Issuing Bank”); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders; JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”); and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES INC. (“JPMSI”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Joint Lead Arrangers”).

W I T N E S S E T H:

WHEREAS, Section 9.08 of the Credit Agreement permits provisions of the Credit Agreement to be waived from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE. Waiver and Acknowledgment.

(a) The Lenders hereby waive the Default arising out of (i) the Borrower’s failure to comply with Section 5.01(b) and (c) of the Credit Agreement with respect to the fiscal quarter ended December 31, 2006 and any failure of Borrower to provide the related notification required by 5.01(g) with respect thereto and (ii) any Default under Section 7.01(e) due to a default under any Material Indebtedness arising solely out of the failure to timely file a quarterly report on 10-Q, or otherwise provide financial information or certification, for the quarter ended December 31, 2006; provided that this clause (ii) shall not apply if the maturity of any Material Indebtedness is accelerated or the prepayment, repurchase, redemption or defeasance thereof is required prior to its scheduled maturity. However, if any Default described in clause (i) or (ii) exists on April 30, 2007, such Default shall constitute an Event of Default on April 30, 2007.

(b) The Lenders hereby acknowledge and agree that the adjustments to the financial statements of the Borrower described in Parent’s Form 8-K dated February 12, 2007, which adjustments have the impacts described to the Administrative Agent, do not result in a breach of Section 3.06 or 3.16 of the Credit Agreement or any Default under Section 7.01(b) of the Credit Agreement.

SECTION TWO. Conditions to Effectiveness. This Waiver shall become effective as of the date (the “Effective Date”) when (x) the Administrative Agent shall have received counterparts of this Waiver executed by the Borrower and the Administrative Agent and (y) the Administrative Agent shall have received executed consents to this Waiver from the Requisite Lenders.

SECTION THREE. Representations and Warranties. The Loan Parties hereby represent and warrant that, as of the date hereof (assuming effectiveness of this Waiver) and as of the Effective Date, the conditions set forth in Section 4.02(b) and 4.02(c) of the Credit Agreement are satisfied.

SECTION FOUR. Reference to and Effect on the Credit Agreement. Except as expressly set forth in this Waiver, each provision of the Loan Documents shall be in full force and effect and this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and the other instruments and documents to be delivered hereunder, if any.

SECTION SIX. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION SEVEN. Governing Law. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

RURAL/METRO OPERATING COMPANY, LLC, as Borrower

By:	/s/ Kristi Ponczak
Name:	Kristi Ponczak
Title:	SVP and Chief Financial Officer

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Rob Ziemer
Name:	Rob Ziemer
Title:	Vice President